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                                                                   EXHIBIT 10.45

                          WESTERN DIGITAL CORPORATION
                1999 EMPLOYEE SEVERANCE PLAN FOR U.S. EMPLOYEES

1.      PURPOSE

        The purpose of this Plan is to provide severance benefits to certain Eligible Employees (as defined herein) of Western Digital Corporation (the "Company") whose employment with the Company is terminated by reason of Job Discontinuance as described more fully herein. This instrument shall serve as both a plan document and summary plan description for purposes of Title I of ERISA.

2.      EFFECTIVE DATE

        All of the Company's policies and practices regarding severance benefits or similar payments upon employment termination with respect to Eligible Employees in the U.S., other than written employment or separation agreements with the Company that provide severance benefits, are hereby superseded by this Plan which shall be known as the Western Digital Corporation 1999 Employee Severance Plan For U.S. Employees, effective as of December 1, 1999.

3.      AMOUNT AND PAYMENT OF SEVERANCE BENEFITS

        3.1 Severance Benefits. An Eligible Employee who meets the departure conditions described in Section 3.2 shall become a Participant and the following shall apply:

                (a) The Participant shall receive a severance payment based on Service Date and the Participant's Base Pay as follows:

                        Less than 5 years of service = 2 weeks Base Pay

                        5 years to less than 10 years = 3 weeks Base Pay

                        Over 10 years of service = 4 weeks Base Pay

                        (i) The severance payment shall be paid in one lump-sum
                cash payment within fifteen (15) days of the Participant's compliance with all provisions of Section 3.2.

                        (ii) A Participant may not be employed by Western
                Digital Corporation, its parent or subsidiaries, or any of its affiliates in any capacity including, but not limited to, consultant or temporary worker, during the period of time represented by the severance payment.

                (b) The Participant shall be eligible for outplacement services provided by a vendor and in an amount (with no cash value) to be chosen by the Company, at the Company's sole discretion, as follows:



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                        (i) Manager II, Grades 26, 35-36, 44-45, 69-72, and
                85-86 shall receive up to a maximum of $5,000 in outplacement services;

                        (ii) Manager I, Grades 34, 68, and 84 shall receive up
                to a maximum of $3,000 in outplacement services;

                        (iii) Professional II, Exempt and Non-Exempt, Grades
                20-24, 31-33, 41-43, 50-67, and 81-83 shall receive up to a maximum of $2,000 in outplacement services;

                        (iv) Professional I, Hourly Non-Exempt shall receive up
                to a maximum of $1,500 in outplacement services; and

                        (v) To the extent that a Participant is a Grade 73 or
                higher, the Committee shall determine, in its sole and exclusive judgment and discretion, the level of outplacement services, if any, to which such Participant shall be entitled.

                (c) If the Participant elects COBRA continuation coverage within the applicable election period, the Company shall make the applicable COBRA premium payments for a period of two months beyond the expiration of the Participant's Company-provided medical, dental, and/or vision coverage existing as of the Participant's termination date. Notwithstanding anything in this Plan to the contrary, there shall be no obligation to make such COBRA premium payments on behalf of any Participant if the Participant otherwise becomes eligible for equivalent coverage under another employer's plan.

        3.2 Departure and Entitlement Procedure. As a condition to becoming a Participant and receiving the severance benefits described in Section 3.1, the Eligible Employee must return and deliver to the Director of Human Resources or his or her designee all Company property within seven (7) days of the Eligible Employee's termination date.

        3.3 Voluntary Resignation/Termination For Cause. Notwithstanding the foregoing, in no event shall an employee receive any payment hereunder if he or she quits voluntarily or is terminated for Cause.

        3.4 Offsets. All severance payments under this Plan shall be subject to legal deductions, and the Company reserves the right to offset the benefits payable under this Plan by any advanced monies the Participant owes the Company. The benefits and amounts payable under this Plan shall be reduced (but not below zero) by any severance pay or benefits to which a Participant is or becomes entitled under any other severance pay plan, policy, agreement or arrangement. Notwithstanding any provision of this Plan to the contrary, to the extent that any Participant is entitled to any period of paid notice under Federal or state law including, but not limited to, the Worker Adjustment Retraining Notification Act, 29 U.S.C. Sections 2101 et seq., the benefits and amounts payable under this Plan shall be reduced (but not below zero) by the Base Pay received by the Participant during the period of such paid notice.

        3.5 Loss and Reduction of Benefits. If an Eligible Employee resigns prior to his/her scheduled termination date, then he/she shall not be entitled to any severance payments or any



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other severance benefits provided herein. If, during the period represented by the severance payment, an Eligible Employee accepts a position with Western Digital Corporation, its parent or subsidiaries, or any of its affiliates, he or she will not receive any further severance payments or benefits, and must repay the portion of any lump sum representing the unexpired severance benefit. If, prior to the payment of the lump-sum severance payment referenced in Section 3.1(a) herein, it is discovered that an otherwise Eligible Employee has improperly used the funds and assets of the Company, or has violated Company policies, practices or procedures at any time during his or her employment with the Company, then such employee shall not be entitled to any severance payment or any other severance benefits provided herein and all applicable benefits shall cease immediately.

        3.6 Limitation On Employee Rights. This Plan shall not give any employee the right to be retained in the service of the Company or to interfere with or restrict the right of the Company to discharge any employee at any time, with or without cause.

4.      ADMINISTRATION

        4.1 The Company shall be the administrator of the Plan for purposes of
Section 3(16) of ERISA and shall have responsibility for complying with any reporting and disclosure rules applicable to the Plan under ERISA. In all other respects, except as provided herein, the Plan shall be administered and operated by the Committee. The Committee is empowered to construe and interpret the provisions of the Plan and to decide all questions of eligibility for benefits under this Plan and shall make such determinations in its sole and absolute discretion. The Committee may at any time delegate to any other named person or body, or reassume therefrom, any of its fiduciary responsibilities or administrative duties with respect to this Plan.

        4.2 The members of the Committee shall be the named fiduciaries with respect to this Plan for purposes of Section 402 of ERISA.

        4.3 The Committee may contract with one or more persons to render advice with regard to any responsibility it has under this Plan.

        4.4 Subject to the limitations of this Plan, the Committee shall from time to time establish such rules for the administration of this Plan as it may deem desirable.

        4.5 The Company shall, to the extent permitted by law, by the purchase of insurance or otherwise, indemnify and hold harmless the members of the Committee and each other fiduciary with respect to this Plan for liabilities or expenses they and each of them incur in carrying out their respective duties under the Plan, other than for any liabilities or expenses arising out of such fiduciary's gross negligence or willful misconduct. A fiduciary shall not be responsible for any breach of responsibility of any other fiduciary except to the extent provided in Section 405 of ERISA.

        4.6 If a Participant or any other individual (collectively "Claimant") believes that benefits under this Plan are being wrongfully denied, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant's legal rights are being violated with respect to the Plan, the Claimant must file a formal claim with the Committee.




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Any such claim for benefits must be filed in writing within 90 days of the date upon which the Participant first knew or should have known the facts upon which the claim is based.

        4.7 If any claim for benefits under this Plan is denied, in whole or in part, the claimant shall be so notified by the Committee, or its delegate, within thirty (30) calendar days of the date such person's claim is delivered to the Committee (or such person designated in writing by it). At the same time, the Committee shall notify the claimant of his or her right to a review by the Committee and shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such decision, specific references to pertinent Plan provisions on which the decision is based, a description of any additional material or information necessary for the claimant to perfect his or her request for review, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

        4.8 Any claimant or duly authorized representative may appeal from such decision by submitting to the Committee within sixty (60) calendar days after the date of such notice of its decision a written statement:

                (a) Requesting a review of the claim for benefits by the Committee;

                (b) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

                (c) Setting forth any issues or comments which the claimant deems relevant to the claim. The Committee shall act upon such appeal within sixty (60) calendar days after the latter of receipt of the claimant's request for review by it or receipt of all additional materials reasonably requested by it from such claimant.

        4.9 The Committee shall make a full and fair review of an appeal and all written materials submitted by the claimant in connection therewith and may require the claimant to submit, within ten (10) calendar days of written notice by the Committee, such additional facts, documents or other evidence as the Committee, in its sole discretion, deem necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the claimant's eligibility for an allowance and the amount of such allowance, if any, under this Plan. The decision of the Committee on any appeal shall be final and conclusive upon all persons if supported by substantial evidence in the record.

        4.10 If the Committee denies a claim in whole or in part, it shall give written notice of its decision to the claimant setting forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which its decision was based.

        4.11 If any Claimant believes that the Committee's determination on appeal is incorrect, the Claimant or duly authorized representative may file suit related to such determination but must do so within one year from the date of the notification of the Committee's determination on appeal or the date which marks the end of the otherwise applicable limitations period under ERISA, whichever occurs first.


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5.      GENERAL

        5.1 Payments to and benefits under this Plan are not assignable since they are primarily for the support and maintenance of the Participants.

        5.2 The benefits and costs of this Plan shall be paid by the Company out of its general assets. The status of a claim against the Company with respect to the benefits provided hereunder shall be same as the status of a claim against the Company by any general or unsecured creditor.

        5.3 This Plan is intended to be an employee welfare benefit plan, as defined in Section 3(1), Subtitle A of Title 1 of ERISA. The Plan will be interpreted to effectuate this intent.

        5.4 The masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine pronoun and the singular pronoun shall include the plural pronoun and the plural pronoun shall include the singular pronoun, unless the context clearly indicates otherwise.

        5.5 The Plan shall be construed according to the laws of the State of California, except to the extent such laws are preempted by federal law.

        5.6 ERISA Rights. An employee of the Company eligible to participate in the Plan has certain rights and protections under ERISA which entitle him or her to:

               (a) examine, without charge, at the Plan administrator's office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

               (b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan administrator. The Plan administrator may make a reasonable charge for copies.

               (c) Receive a summary of the Plan's annual financial report. The Plan administrator is required by law to furnish each Participant with a copy of this summary financial report.

        In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Eligible Employees and beneficiaries.

        No one, including the Company, or any other person, may fire any person or otherwise discriminate against him or her in any way to prevent him or her from obtaining a benefit or exercising rights under ERISA.

        If a claim for a benefit is denied in whole or in part, the claimant must receive a written explanation of the reason for denial. A claimant has the right to have the claim reviewed as



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outlined above. Under ERISA, there are steps an employee can take to enforce the above rights. For instance, if an employee requests materials from the Plan and does not receive them within thirty (30) days, he or she may file suit in a federal court. In such a case, the court may require the Plan administrator to provide the materials and pay up to $100 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan administrator.

        If any employee has a claim for benefits which is denied or ignored, in whole or in part, he or she may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if an employee is discriminated against for asserting ERISA rights, he or she may seek assistance from the U.S. Department of Labor, or file suit in a federal court. The court will decide who should pay court costs and legal fees. If he or she is successful, the court may order the person sued to pay these costs and fees. If he or she loses, the court may order such person to pay these costs and fees. If such person loses, the court may order him or her to pay these costs and fees, for example, if it finds the claim is frivolous.

        If an employee has any questions about the Plan, he or she should contact the Committee at the address shown below in Section 5.7. An employee with any questions about this statement or about rights under ERISA should contact the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

        5.7 The Plan sponsor, Plan administrator, and agent for the service of legal process is:

                      Plan Sponsor and Administrator:
                      Western Digital Corporation
                      8105 Irvine Center Drive
                      Irvine, California  92718

                      Agent for Service of Process:
                      Director of Human Resources
                      Western Digital Corporation
                      8105 Irvine Center Drive
                      Irvine, California  92718

        The Company's Employer Identification Number is 95-2647125. The Plan Number is 504.

6       AMENDMENT AND TERMINATION

        The Company reserves the right to amend and/or terminate this Plan at any time in its sole discretion. No amendment or termination shall diminish benefits to which a participant is currently entitled under this Plan. Any termination, modification, or other amendment of the Plan shall be in writing, signed by the Chief Executive Officer or the Vice President of Human Resources.


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7.      DEFINITIONS

        7.1 "Base Pay" means the employee's wages earned on a weekly basis determined as of the employment termination date, excluding bonuses and commissions, and, if paid hourly, is based on the number of regularly scheduled hours worked per week.

        7.2    "Cause" means:

                (a) fraud, misappropriation, embezzlement or other act of misconduct against the Company;

                (b) conviction of a felony;

                (c) violation of any rules or regulations of any governmental or regulatory body which has an adverse effect on the Company;

                (d) a material breach of the terms of the employee's employment, or a breach of the employee's duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of the Company's affiliates, which has not been approved by the Company;

                (e) unsatisfactory performance;

                (f) violation of company policy;

                (g) violation of state or federal law in connection with the employee's performance of his/her job;

                (h) a leave of absence exceeding the period allowed by contract, policy or applicable law; or

                (i) circumstances beyond the Company's control including, but not limited to, fire, flood, explosion, bombing, earthquake, and civil unrest.

                Review of any determination that a termination is for Cause shall be by the Committee, in their sole and exclusive judgment and discretion, in accordance with the provisions of Section 4 herein.

        7.3 "Committee" means the Severance Committee the members of which shall consist of the members of the Company's Retirement Plan Committee, unless otherwise determined by the Board of Directors of the Company.

        7.4 "Eligible Employee" means any non-temporary, full-time or part-time, salaried or hourly employee (specifically excluding any individual who is not treated by the Company as a common law employee, such as an independent contractor or an individual working through a third-party provider, such as Kelly Services, without regard to the characterization or recharacterization of such individual's status by any court or governmental agency), who is paid from the Company's United States payroll, who is not a party to a written employment or separation agreement with the Company that provides severance benefits, and who is notified by



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the Company that he or she has been selected for Job Discontinuance for reasons other than Cause.

        7.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        7.6 "Job Discontinuance" means the termination of the employment of an Eligible Employee for reasons other than for Cause. Job Discontinuance does not apply, however, in circumstances including, but not limited to, voluntary resignation and/or voluntary retirement.

        7.7 "Participant" means an Eligible Employee who is entitled, based on the provisions of Section 3.2 hereof, to the severance payment.

        7.8 "Plan" means the Western Digital, Corporation 1999 Employee Severance Plan For U.S. Employees, as set forth in this instrument as it may be amended from time to time.

        7.9 "Service Date" means the first date of employment or adjusted date of employment if rehired with the Company.

        IN WITNESS WHEREOF, this instrument, evidencing the terms of the Western Digital Corporation 1999 Employee Severance Plan for U.S. Employees, is executed as of December 5, 1999.



                                            WESTERN DIGITAL CORPORATION



                                            By: /s/ Raymond M. Bukaty
                                               _________________________________
                                                   Raymond M. Bukaty
                                                   Vice President, Corporate Law



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